                                                                 EXHIBIT (h)(22)


                         Denver Investment Advisors LLC
                        ALPS Mutual Funds Services, Inc.
                               c/o Westcore Trust
                           370 17th Street, Suite 3100
                             Denver, Colorado 80202

                 ,
-------------- --  ----------


Jack Henderson
Chairman
Westcore Trust
1600 Broadway  Suite 1410
Denver, CO  80202

Re: Westcore Trust (the "Trust")

Dear Mr. Henderson:

By our execution of this letter agreement (this "Agreement"), the undersigned parties agree that in order to improve the performance of certain of the Trust's portfolios, they will voluntarily waive a portion of the investment advisory and/or administration fees and/or reimburse additional Trust expenses for the current fiscal year so that total annual operating expenses of each portfolio of the Trust do not exceed the amounts set forth in column 6 of Attachment A for the fiscal year ending May 31, 2001.

The parties acknowledge that they will not be entitled to collect on or make a claim for waived fees or reimbursed expenses at any time in the future. The parties agree to continue such waivers for the applicable Funds at least through the end of the current fiscal year (May 31, 2001).


ALPS MUTUAL FUNDS SERVICES, INC.            DENVER INVESTMENT ADVISORS LLC

By:                                         By:
   -------------------------------             ---------------------------------
   Title:                                      Title:

Your signature below acknowledges
acceptance of this Agreement:


By:
   -------------------------------
   Title:
           Westcore Trust

                                                                    ATTACHMENT A

                                 WESTCORE TRUST

   FEE WAIVERS AND EXPENSE REIMBURSEMENTS FOR FISCAL YEAR ENDING MAY 31, 2001


COLUMN 1                                    COLUMN 2          COLUMN 3          COLUMN 4              COLUMN 5
------------------------------------------------------------------------------------------------------------------------
                FUND                    DENVER INVESTMENT       OTHER          TOTAL ANNUAL       TOTAL FEE WAIVER AND
                                          ADVISORS LLC-       EXPENSES        FUND OPERATING     EXPENSE REIMBURSEMENT
                                           CONTRACTUAL       BEFORE FEE      EXPENSES BEFORE       (as a % of average
                                           INVESTMENT          WAIVERS           WAIVERS           daily net assets):
                                        ADVISORY FEES (as    (as a % of     (as a % of average
                                         a % of average        average      daily net assets):
                                       daily net assets):     daily net
                                                              assets):

------------------------------------------------------------------------------------------------------------------------
MIDCO GROWTH                                  0.65%             0.54%             1.19%                 (0.04)%
------------------------------------------------------------------------------------------------------------------------
GROWTH AND INCOME                             0.65%             1.10%             1.75%                 (0.60)%
------------------------------------------------------------------------------------------------------------------------
BLUE CHIP                                     0.65%             0.60%             1.25%                 (0.10)%
------------------------------------------------------------------------------------------------------------------------
MID-CAP OPPORTUNITY                           0.75%             4.58%             5.33%                 (4.08)%
------------------------------------------------------------------------------------------------------------------------
SMALL-CAP OPPORTUNITY                         1.00%             0.63%             1.63%                 (0.33)%
------------------------------------------------------------------------------------------------------------------------
SMALL-CAP GROWTH                              1.00%             1.05%             2.05%                 (0.75)%
------------------------------------------------------------------------------------------------------------------------
SELECT                                        0.65%             0.93%             1.58%                 (0.43)%
------------------------------------------------------------------------------------------------------------------------
FLEXIBLE INCOME                               0.45%             0.77%             1.22%                 (0.27)%
------------------------------------------------------------------------------------------------------------------------
PLUS BOND                                     0.45%             0.56%             1.01%                 (0.16)%
------------------------------------------------------------------------------------------------------------------------
COLORADO TAX-EXEMPT                           0.50%             0.59%             1.09%                 (0.44)%
------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL FRONTIER FUND                   1.20%             2.70%             3.90%                 (2.40)%
------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL SELECT FUND
------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL SMALL-CAP
  VALUE FUND
------------------------------------------------------------------------------------------------------------------------
MICRO-CAP FUND
------------------------------------------------------------------------------------------------------------------------

COLUMN 1                                                   COLUMN 6
---------------------------------------------------------------------------------------
                FUND                   DENVER INVESTMENT ADVISORS LLC AND ALPS MUTUAL
                                         FUND SERVICES AGREE TO WAIVE ADMINISTRATION
                                       FEES AND DENVER INVESTMENT ADVISORS LLC AGREES
                                          TO WAIVE INVESTMENT ADVISORY FEES AND/OR
                                         REIMBURSE EXPENSES SO THAT NET ANNUAL FUND
                                           OPERATING EXPENSES AS SET FORTH IN THE
                                          PROSPECTUS WILL NOT EXCEED THE FOLLOWING
                                         AMOUNTS FOR THE FISCAL YEAR ENDING MAY 31,
                                         2001 (as a % of average daily net assets):
---------------------------------------------------------------------------------------
MIDCO GROWTH                                                1.15%
---------------------------------------------------------------------------------------
GROWTH AND INCOME                                           1.15%
---------------------------------------------------------------------------------------
BLUE CHIP                                                   1.15%
---------------------------------------------------------------------------------------
MID-CAP OPPORTUNITY                                         1.25%
---------------------------------------------------------------------------------------
SMALL-CAP OPPORTUNITY                                       1.30%
---------------------------------------------------------------------------------------
SMALL-CAP GROWTH                                            1.30%
---------------------------------------------------------------------------------------
SELECT                                                      1.15%
---------------------------------------------------------------------------------------
FLEXIBLE INCOME                                             0.95%
---------------------------------------------------------------------------------------
PLUS BOND                                                   0.85%
---------------------------------------------------------------------------------------
COLORADO TAX-EXEMPT                                         0.65%
---------------------------------------------------------------------------------------
INTERNATIONAL FRONTIER FUND                                 1.50%
---------------------------------------------------------------------------------------
INTERNATIONAL SELECT FUND
---------------------------------------------------------------------------------------
INTERNATIONAL SMALL-CAP
  VALUE FUND
---------------------------------------------------------------------------------------
MICRO-CAP FUND
---------------------------------------------------------------------------------------